FULLY DISCLOSED

                               CLEARING AGREEMENT

                                  prepared for

                  American Portfolios Financial Services, Inc.

                                  October 2002




                       FULLY DISCLOSED CLEARING AGREEMENT

                                       OF

                                PERSHING DIVISION

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


     THIS AGREEMENT is made and entered into this 22nd day of October, 2002 by and between the Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation ("Pershing"), a Delaware corporation, and American Portfolios Financial Services, Inc. ("Broker'), a New York corporation.

     1. APPROVAL

     This Agreement shall be subject to approval by the New York Stock Exchange, Inc. ("NYSE") and by any other self-regulatory organization vested with the authority to review or approve it. Pershing shall submit this Agreement to the NYSE and Broker shall submit the Agreement to any other such organization from which Broker is required to obtain approval. In the event of disapproval, the parties shall bargain in good faith to achieve the requisite approval.

     2. AGREEMENT

     From the date of this Agreement until the termination of this Agreement as provided in Paragraph 22 hereof, Pershing shall carry the proprietary accounts of Broker and the cash and margin accounts of the customers of Broker introduced by Broker to Pershing, and accepted by Pershing, and shall clear transactions on a fully disclosed basis for such accounts, in the manner and to the extent set forth in this Agreement.

     3. ALLOCATION OF RESPONSIBILITY

     3.1 Responsibilities of the Parties. Pursuant to NYSE Rule 382, responsibility for compliance with applicable laws, rules, and regulations of the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc. ("NASD"), the NYSE, and any other regulatory or self regulatory agency or organization (collectively the "Rules") shall be allocated between Pershing and Broker as set forth in this Agreement. To the extent that a particular function is allocated to one party under this Agreement, the other party shall supply that party with information in its possession pertinent to the performance and supervision of that function.

     3.2 Relationship with Customers. Except as provided in Paragraph 27.11 of this Agreement, all customers receiving services pursuant to this Agreement shall remain customers of Broker. Pershing shall provide services under this Agreement to Broker only to the extent explicitly required by specific provisions contained in this Agreement and shall not be responsible for any duties or obligations not specifically allocated to Pershing pursuant to this Agreement. Broker shall enter into appropriate contractual arrangements with customers on its own behalf, and such agreements shall make Broker, and not Pershing, responsible to customers for the provision of services. Broker shall not be deemed to be an agent of Pershing for any purpose, nor shall Pershing be deemed to have a fiduciary relationship with any of Broker's customers. Broker acknowledges that Pershing does not control the business or operations of Broker.

     4. REPRESENTATIONS AND WARRANTIES

     4.1 Broker. Broker represents and warrants that:


     4.1.1 Corporation Duly Organized. Broker is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

     4.1.2 Registration. Broker is duly registered and in good standing as a broker-dealer with the SEC.

     4.1.3 Authority to Enter Agreement. Broker has all requisite authority, whether arising under applicable federal or state law or the rules and regulations of any regulatory or self-regulatory organization to which Broker is subject, to enter into this Agreement and to retain the services of Pershing in accordance with the terms of this Agreement.

     4.1.4 Material Compliance with Rules and Regulations. Broker and each of its employees is in material compliance with, and during the term of this Agreement shall remain in material compliance with, the registration, qualification, capital, financial reporting, customer protection, and other requirements of every self-regulatory organization of which Broker is a member, of the SEC. and of every state to the extent that Broker or any of its employees is subject to the jurisdiction of that state.

     4.1.5 No Pending Action, Suit, Investigation, or Inquiry. Broker has disclosed to Pershing every material action, suit, investigation, inquiry, or proceeding (formal or informal) pending or threatened against or affecting Broker, any of its affiliates, or any officer, director, or general securities principal or financial and operations principal of Broker, or their respective property or assets, by or before any court or other tribunal, any arbitrator, any governmental authority, or any self-regulatory organization of which any of them is a member. Broker shall notify Pershing promptly, of the initiation of any such action, suit, investigation, inquiry, or proceeding that may have a material impact on the capital of Broker.

     4.1.6 Broker Responsibility. Broker shall be responsible for all internal operations related to its business including without limitation (i) all accounting, bookkeeping, record-keeping, cashiering, commodity transactions, or any other transactions not involving securities; or any matter not contemplated by the Agreement; (ii) preparation of Broker's payroll records, financial statements, or any analysis thereof~ (iii) preparation or issuance of checks in payment of Broker's expenses, other than expenses incurred by Pershing on behalf of Broker pursuant to this Agreement; and (iv) payment of commissions to Broker's sales personnel.

     4.2 Pershing. Pershing represents and warrants that:

     4.2.1 Corporation Duly Organized. Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

     4.2.2 Registration. DLJ is duly registered and in good standing as a broker dealer with the SEC and is a member firm in good standing of the NYSE and the NASD.

     4.2.3 Authority to Enter Agreement. DLJ has all requisite authority, whether arising under applicable federal or state law, or the rules and regulations of any regulatory or self-regulatory organization to which DLJ is subject, to enter into this Agreement and provide services in accordance with the terms of this Agreement.

     4.2.4 Compliance with Registration. Pershing and each of its employees is in material compliance with, and during the term of this Agreement shall remain in material compliance with the registration, qualification, capital, financial reporting, customer protection, and other requirements of every self-regulatory organization of which Pershing is a member, of the SEC, and every state.

     5. ESTABLISHING AND ACCEPTING NEW ACCOUNTS

     5.1 Acceptance of New Accounts. Broker shall be responsible for opening and approving new accounts in compliance with the Rules.

     5.1.1 Pershing reserves the right to reject any account which the Broker may forward to Pershing as a potential new account. Pershing also reserves the right to terminate any account previously accepted by it as a new account.

     5.1.2 At the time of the opening of any new account, the Broker must obtain sufficient information from its customer to satisfy itself as to the identify of its client and the source of its funds to satisfy itself that opening the account would not violate the provisions of various Executive Orders and regulations issued thereunder by the Office of Foreign Assets Control (OFAC), which enforces economic and trade sanctions against foreign countries and their agents, terrorism sponsoring agencies and organizations and international narcotics traffickers.

     5.2 Maintenance of Account Information. Pershing may rely without inquiry on the validity of all customer information furnished to it by Broker. Possession of any such documents or information, however provided, concerning Broker's customers does not create a duty on the part of Pershing to review or understand the content of those documents.

     5.3 Pershing Operations Manual. Broker acknowledges receipt and familiarity with the Pershing "Quick Reference Guide" and "Bulletins" and agrees to familiarize itself with any modifications or supplements to such documents that may be issued from time to time.

     6. SUPERVISION OF ORDERS AND ACCOUNTS

     6.1 Responsibility for Compliance. Broker shall be solely responsible for compliance with suitability, "Know Your Customer" rules, and other requirements of federal and state law and regulatory and self-regulatory rules and regulations governing transactions and accounts. Possession by Pershing of surveillance records, exception reports, or other similar data shall not obligate Pershing to review or be aware of their contents. Pershing shall not be required to make any investigation into the facts surrounding any transaction that it may execute or clear for Broker or any customer of Broker.

     6.2 Compliance Procedures. Broker agrees to supervise compliance with the Rules. Broker shall review transactions and accounts to assure compliance with prohibitions against manipulative practices and insider trading and other requirements of federal and state law and applicable regulatory and self-regulatory rules and regulations to which Broker or its customer are subject. Without limiting the above, Broker shall be responsible for compliance with the supervisory requirements in Section 15(b)(4) of the Securities Exchange Act of 1934, as amended, NASD Rule 3010, NYSE Rules 342, 351 and 431, and similar rules adopted by any other regulatory or self-regulatory agency or organization, to the extent applicable.

     6.3 Knowledge of Customer's Financial Resources and Investment Objectives. Broker shall comply with Rule 405(1) of the NYSE or comparable requirements of similar rules of any other regulatory or self-regulatory organization to which Broker is subject. Broker shall obtain all essential facts relating to each customer, each cash and margin account, each order, and each person holding a power of attorney over any account, in order to assess the suitability of transactions (when required by applicable rules), the authenticity of orders, signatures, endorsements, certificates, or other documentation, and the frequency of trading. Broker warrants that, to the best of its knowledge, Broker will not open or maintain accounts for persons who are minors or who are otherwise legally incompetent and that Broker will comply with NYSE Rule 407 and other laws, rules, or regulations that govern the manner and circumstances in which accounts may be opened or transactions authorized.

     6.4 Furnishing of Investment Advice. Broker shall be solely responsible for any recommendation or advice it may offer to its customers.

     6.5 Discretionary Accounts. Broker shall be solely responsible for obtaining customer approval for and supervising discretionary accounts.

     6.6 Obligations Regarding Certain Disclosures. Broker shall make any disclosures and obtain any agreements from its customers required by applicable law or regulation, including, without limitation, any disclosures or agreements required for listed options, penny stocks, derivative securities, account transfers or conversions. The cost of making such disclosures or obtaining such agreements shall be borne by Broker.

     7. EXTENSION OF CREDIT

     7.1 Presumption of Cash Account. Pershing may, but is not required to, permit customers of Broker to purchase securities on margin, but all transactions for a customer will be deemed to be cash transactions, and payment for those transactions will be required in the manner applicable to cash transactions, unless, on or prior to settlement, Broker has furnished Pershing with an executed margin agreement and consent to loan of securities.

     7.2 Margin Requirements. Margin accounts introduced by Broker shall be subject to Pershing's margin requirements as in effect from time to time. Pershing reserves the right to refuse to accept any transaction in a margin account without the actual receipt of the necessary margin and to impose a higher margin requirement for a particular account when, in Pershing's discretion, the past history or nature of the account or other factors or the securities held in it warrant such action. In all instances, Broker may require higher margin than imposed by Pershing for any particular account, group of accounts, or all accounts introduced by Broker to Pershing. In any case where Broker requests Pershing to extend credit upon control or restricted securities, pursuant to Rule 144 under the Securities Act of 1933, as amended, or otherwise; Broker shall submit to Pershing such documentation, agreements and information as shall be reasonably required by Pershing to decide to extend such credit. Any extension of credit so approved shall be subject to Pershing's credit policies as shall be in effect from time to time.

     7.3 Margin Maintenance and Compliance with Regulation T and SEC Rule 15c3-3(m).

     7.3.1 Initial Margin. Broker shall be responsible for the initial margin requirement for any transaction until such initial margin has been received by Pershing in acceptable form.

     7.3.2 Margin Calls. After the initial margin for a transaction has been received, subsequent margin calls may be made by Pershing at its discretion. Pershing shall calculate the maintenance requirement and notify Broker of any amounts due. Broker shall be responsible for issuing the margin call to its customer and obtaining the amount due directly from Broker's customer. If Broker fails to take the appropriate action, Pershing reserves the right to collect the amount due directly from Broker's customer. Broker agrees to cooperate with Pershing in complying with and obtaining margin in response to such calls.

     7.3.3 Actions Upon Failure to Meet Margin Calls or Deliver Securities. In the event that satisfactory margin is not provided within the time specified by Pershing, or securities sold are not delivered as required, Pershing may take such actions as Pershing deems appropriate, including, but not limited to, entering orders to buy in or sell-out. Broker shall cooperate with Pershing by entering orders to buy-in or sell-out securities. Compliance with a request to withhold action shall not be deemed a waiver by Pershing of any of its rights under this Agreement.

     7.4 Charging of Interest and Disclosures Pursuant to Rule l0b-16. Interest charged with respect to debit balances in customers' accounts shall be determined in accordance with Schedule A attached to this Agreement. Broker shall send each margin customer a written disclosure statement, in a form acceptable to Pershing, at the time of the opening of a margin account as required by SEC Rule l0b-16.

     7.5 Unsecured Debits or Unsecured Short Positions. Pershing shall charge against the accounts of Broker an amount equal to the value of any unsecured debit or short position (on a "mark to market" basis) in a customer account if that position has not been promptly resolved by payment or delivery. Any remaining debit may be charged against Broker pursuant to Paragraph 19 of this Agreement.

     7.6 EXTENSION OF NONPURPOSE CREDIT

     7.6.1 Nonpurpose Credit. Pershing may, but is not required to, extend and maintain nonpurpose credit to customers of Broker not for purposes of purchasing, carrying, or trading in securities, but all extensions of credit to a customer will be deemed to be purpose credit subject to Regulation T unless, prior to extending the credit, Broker has furnished Pershing with an executed Federal Reserve Form T-4.

     7.6.2 Nonpurpose Lending Requirements. Nonpurpose credit extended by Pershing shall be subject to nonpurpose lending requirements as established and modified by Pershing from time to time. Pershing reserves the right to refuse to extend nonpurpose credit without the actual receipt of the necessary underlying collateral and to impose a higher underlying collateral value requirement for a particular account when, in Pershing's discretion, the past history or nature of the account or other factors or the securities held in it warrant such action. In all instances, Broker may require a lower loan advance rate to collateral value than imposed by Pershing for any particular account, group of accounts, or all accounts introduced by Broker to Pershing. In any case where Broker requests Pershing to extend nonpurpose credit upon control or restricted securities, pursuant to Rule 144 under the Securities Act of 1933, as amended, or otherwise; Broker shall submit to Pershing such documentation, agreements and information as shall be reasonably required by Pershing to decide to extend such credit. Any extension of nonpurpose credit so approved shall be subject to Pershing's credit policies as shall be in effect from time to time.

     7.6.3 Underlying Collateral Maintenance and Compliance with Regulation T and SEC Rule 15c3-3(m).

     7.6.3.1 Initial Underlying Collateral. Broker shall be responsible for the initial underlying collateral requirement for any extension of nonpurpose credit until such initial underlying collateral has been received by Pershing in acceptable form.

     7.6.3.2 Underlying Collateral Calls. After the initial underlying collateral for an extension of nonpurpose credit has been received, subsequent underlying collateral calls may be made by Pershing at its discretion. Pershing shall calculate the maintenance requirement and notify Broker of any amounts due. Broker shall be responsible for issuing the underlying collateral call to its customer and obtaining the amount due directly from Broker's customer. If Broker fails to take the appropriate action, Pershing reserves the right to collect the amount due directly from Broker's customer. Broker agrees to cooperate with Pershing in complying with and obtaining underlying collateral in response to such calls.

     7.6.4 Actions Upon Failure to Meet Underlying Collateral Calls or Deliver Securities. In the event that satisfactory underlying collateral is not provided within the time specified by Pershing, or securities sold are not delivered as required, Pershing may take such actions as Pershing deems appropriate, including, but not limited to, entering orders to buy in or sell-out. Broker shall cooperate with Pershing by entering orders to buy-in or sell-out securities. Compliance with a request to withhold action shall not be deemed a waiver by Pershing of any of its rights under the Agreement.

     7.6.5 Charging of Interest and Disclosures Pursuant to Rule l0b-16. Interest charged with respect to the extension of nonpurpose credit shall be determined in accordance with Schedule A attached to this Agreement. Broker shall send each customer a written disclosure statement, in a form-acceptable to Pershing, at the time of the extension of nonpurpose credit as required by SEC Rule l0b-16.

     7.6.6 Unsecured Debits. Pershing shall charge against the accounts of Broker an amount equal to the value of any unsecured debit (on a "mark to market" basis) in a customer account if that position has not been promptly resolved by payment or delivery. Any remaining debit may be charged against Broker pursuant to Paragraph 19 of the Agreement.

     8. MAINTENANCE OF BOOKS AND RECORDS

     8.1 Stock Records. Pershing shall maintain stock records and other prescribed books and records of all transactions executed or cleared through it.

     8.2 Regulatory Reports and Records. Broker shall prepare, submit, and maintain copies of all reports, records, and regulatory filings required of Broker by any entity that regulates it, including, but not limited to, copies of all account agreements and similar documentation obtained pursuant to Paragraph
5.0 of this Agreement and any reports and records required to be made or kept under the Currency and Foreign Transactions Reporting Act of 1970, (the "Bank Secrecy Act"), and any rules and regulations promulgated pursuant thereto.

     8.3 Broker's Anti-Money Laundering and OFAC Reporting and Recordkeeping and Obligations. Broker recognizes that it is obligated to comply with, among others, the following anti-money laundering and OFAC legal and regulatory rules, and reporting and recordkeeping requirements including:

     8.3.1 SEC Rule 17a-8 relating to "Financial record keeping and reporting of currency and foreign transactions".

     8.3.2 Rules of the self-regulatory organizations relating to currency reporting, suspicious activity reporting, and related record keeping requirements.

     8.3.3 Applicable state reporting and record keeping requirements with regard to certain currency transactions, transportation of currency or monetary instruments, or reports of suspicious activity.

     8.3.4 Federal, state, and international criminal and civil prohibitions against money laundering, including, among others, the Money Laundering Act of 1986 as applicable. The federal regulations and Executive Orders imposed by the OFAC which prohibit, among other things, the engagement in transactions with and the provision of services to certain embargoed foreign countries and specially designated nationals, specially designated narcotics traffickers and other blocked parties.

     8.3.5 To the extent permissible by law, at the time of filing of any required reports or other communication, or at such time as requested by Pershing, Broker will provide Pershing with copies of all reports or other communications with regard to the introduced accounts filed with the U.S. Treasury Department or any regulatory body or organization relating to the reporting of currency transactions, the transfer of currency or monetary instruments into or outside of the United States, suspicious activity, including, but not limited to, Currency or Monetary International Reports (CMIRs), Cash Transaction Reports (CTRs), and Suspicious Activity Reports
(SARs). Broker also shall advise Pershing of all reports made to OFAC with regard to the introduced accounts.

     8.3.6 Pershing reserves the right to make and file such reports where it deems it appropriate for its own protection. Broker recognizes that when Pershing does so, Pershing -does not thereby assume any responsibility for such services and/or relieve the Broker of any responsibility for such services. Furthermore, to the extent that Pershing is required to prepare or submit any reports or records by any entity that regulates it, Broker shall cooperate in providing Pershing with any information needed in order to prepare such reports or records.

     8.4 Audio Taping of Telephone Conversations. Each party understands that for quality control, dispute resolution or other business purposes, the parties may record some or all telephone conversations between them: Each party hereby consents to such recording and will inform its employees, representatives and agents of this practice. It is further understood that all such conversations are deemed to be solely for business purposes.

     9. RECEIPT AND DELIVERY OF FUNDS AND SECURITIES

     9.1 Receipt and Delivery of Funds and Securities.

     9.1.1 Cashiering Functions. Pershing shall perform cashiering functions for accounts introduced by Broker. These functions shall include receipt and delivery of securities; receipt and payment of funds owed by or to customers; and provision of custody for securities and funds. Broker shall provide Pershing with the data and documents that are necessary or appropriate to permit Pershing to perform its obligations under this Paragraph, including but not limited to copies of records documenting receipt of customers' funds and securities received directly by Broker. Such data and documents must be compatible with the requirements of Pershing's data processing systems.

     9.1.2 Purchases. Broker shall be responsible for purchases (including transactions on a "when issued" basis) made for customers until actual and complete payment has been received by Pershing. Broker shall not introduce accounts requiring settlement on a "delivery versus payment" or "receive versus payment" basis unless such account utilizes the facilities of a securities depository or qualified vendor as defined in NYSE Rule 387, for all depository eligible transactions.

     9.1.3 Sales. Broker shall be responsible for sales (including those on a "when issued" basis), until Pershing has received, in acceptable form, the securities involved in the transaction. If Pershing does not receive delivery of securities in an acceptable form, Pershing may buy-in all or part of the securities.

     9.1.4 Funds and Securities Received by Broker. Broker shall promptly deposit with Pershing funds or securities received by Broker from its customers, together with such information as may be relevant or necessary to enable Pershing to record such remittances and receipts in the respective customer accounts.

     9.1.5 Failure to Settle or Pay. In the event of a failure to timely deposit required funds or securities, Pershing may take appropriate remedial action. Without waiving or otherwise limiting its right to take other remedial action, Pershing may at its option charge interest at rates as agreed in Schedule A ("Fully Disclosed Pricing Schedule") to this Agreement. Broker may pass such charges on to its customers but Broker remains responsible therefor until actually paid.

     9.1.6 Check Writing Authority. Pershing may, but is not required to, authorize certain of Broker's employees to sign checks to Broker's customers for amounts due to, and requested by them, with respect to their accounts. Broker shall designate, in writing, the names of any employees it wishes to receive the authorization described in this subparagraph. All checks must be signed by two employees who have received written authorization from Pershing. No check or checks totaling more than $100,000 shall be provided to any customer by Broker on the same business day. All expenses incurred in connection with the issuance of checks under the authority described in this subparagraph shall be charged to Broker. Broker remains responsible for the disbursement and delivery of such checks to its customers. Any lien on the customer's property granted by the customer to Broker or Pershing shall extend to any funds which may be segregated in a separate account in connection with the exercise of the authority described in this subparagraph. Broker has established, and will maintain and enforce, supervisory procedures with respect to the issuance of such instruments that are satisfactory to Pershing.

     9.2 Restricted and Control Stock Requirements. Broker shall be responsible for determining whether any securities held in Broker's or its customer accounts are restricted or control securities as defined by applicable laws, rules, or regulations. Broker is responsible for assuring that orders and other transactions executed for such securities comply with such laws, rules, and regulations.

     9.3 Corporate Action Requests/Soliciting Dealer Agreements. Broker requests and authorizes Pershing to execute as Broker's agent-in-fact any and all Soliciting Dealer Agreements for corporate actions involving securities or other interests held by Broker's customers on the books of Pershing. Pershing agrees to provide notice of the pending corporate action to Broker at its designated locations. Pershing further agrees to collect and submit corporate action requests from Broker and submit them to the soliciting party in accordance with the instructions received from the soliciting party. Pershing agrees to use its best efforts to communicate corporate action information to Broker and, where applicable, Broker's customers, but shall not be liable for a) any delays in the communication of corporate action information or b) delays in the transmission of collected corporate action requests to the soliciting party unless caused by Pershing's gross negligence. All fees received from the soliciting party will be credited to Broker. In consideration of providing this service to Broker, Broker agrees to indemnify and hold harmless Pershing, its affiliates, officers, agents and employees from all claims, suits, investigations, damages and defense costs (including reasonable attorney's fees) that arise in connection with this paragraph.

     10. SAFEGUARDING OF FUNDS AND SECURITIES

     Except as otherwise provided in this Agreement, Pershing shall be responsible for the safekeeping of all money and securities received by it pursuant to this Agreement. However, Pershing will not be responsible for any funds or securities delivered by a customer to Broker until such funds or securities are actually received by Pershing or deposited in bank accounts maintained by Pershing.

     11. CONFIRMATIONS AND STATEMENTS

     11.1 Preparation and Transmission of Confirmations and Statements. Pershing shall prepare confirmations and summary periodic statements and shall, to the extent required, transmit them to customers and Broker in a timely fashion except to the extent Broker has agreed to transmit confirmations to customers. Confirmations and statements shall be prepared on forms disclosing that the account is carried on a fully disclosed basis for the Broker in accordance with applicable rules, regulations, and interpretations. Broker will have the ultimate regulatory responsibility for compliance with the prospectus delivery requirements of the Securities Act of 1933, as amended, regardless of its retention of a prospectus fulfillment service to perform delivery of same.

     11.2 Examination and Notification of Errors. Broker shall examine all confirmations, statements, and other reports in whatever medium provided to Broker by Pershing. Broker must notify Pershing of any error claimed by Broker in any account; as to purchase and sales transactions prior to settlement date and as to all other transactions within the time in which Pershing is able to, without violating applicable law, reverse the transaction. If Broker fails to do so, Broker shall be deemed to have waived its right to make any claim against Pershing with respect to such error.

     12. ACCEPTANCE AND EXECUTION OF TRANSACTIONS

     12.1 Responsibility to Accept or Reject Trades. Pershing shall execute transactions in customers' accounts and release or deposit money or securities to or for accounts only upon Broker's instructions. Pershing reserves the right to accept written or oral transaction orders from Broker's customers in circumstances where it determines that either (i) the customers are unable to execute those transactions through Broker (ii) or Pershing is required to do so by applicable or relevant law. Notwithstanding any instructions to the contrary, Pershing may, after notifying Broker orally or in writing; (i) refuse to confirm a transaction or cancel a confirmation, (ii) reject a delivery or receipt of securities or money; (iii) refuse to clear a trade executed by Broker; or (iv) refuse to execute a trade for the account of a customer or Broker.

     12.2 Responsibility for Errors in Execution. Broker shall be responsible for transmission to Pershing of all orders and for any errors in the Broker's recording or transmission of such orders.

     13. OTHER OBLIGATIONS AND RESPONSIBILITIES OF BROKER

     13.1 Other Clearing Agreements. During the term of this Agreement, Broker shall not enter into any other similar agreement or obtain the services contemplated by this Agreement from any other party or supply the services contemplated by the Agreement without prior written consent of Pershing.

     13.2 Disciplinary Action, Suspension, or Restriction. If Broker or any of its affiliates, or any officer, director, or general securities principal or financial and operational principal of Broker, becomes subject to disciplinary action, suspension, or restriction by a federal or state agency, stock exchange, or regulatory or self-regulatory organization having jurisdiction over Broker or Broker's securities or commodities business, Broker shall give notice to Pershing immediately, orally and in writing, and provide Pershing a copy of any decision relating to such action, suspension, or restriction. Pershing may take any action it reasonably deems to be necessary (i) to assure that it will continue to comply with all applicable legal, regulatory, and self-regulatory requirements, notwithstanding such action, suspension, or restriction; and (ii) to comply with any requests, directives, or demands made upon Pershing by any such federal or state agency, stock exchange, or regulatory or self-regulatory organization.

     13.3 Provision of Financial Information. Broker shall furnish Pershing copies of FOCUS Reports, financial statements for the current fiscal year, the executed Forms X-17a-5 (Parts I and IIA) filed with the SEC, any amendments to Broker's Form BD, and any other regulatory or financial reports Pershing may from time to time require. Broker shall provide such reports to Pershing at the time Broker files such reports with its primary examining authority. Broker shall also notify Pershing in advance of withdrawals of more than 10 percent of its net capital.

     13.4 Executing Brokers. If Broker wishes to act as an "Executing Broker" as such term is understood in that certain letter dated January 25, 1994, from the Division of Market Regulation of the Securities and Exchange Commission, as the same may be amended, modified or supplemented from time to time (the "No-Action Letter"), then all terms herein shall have the same meaning as ascribed thereto either in the Agreement or in the No-Action Letter as the sense thereof shall require. Broker may, from time to time, execute trades (either directly or through Pershing) for Prime Brokerage Accounts in compliance with the requirements of the No-Action Letter. (The No-Action Letter requires, inter alia, that a contract be executed between Pershing and Prime Broker, and between Broker and Prime Brokerage Customer prior to the transaction of any business hereunder.) Broker shall promptly notify Pershing, but in no event later than 5:00 p.m. New York time, of trade date in a mutually acceptable fashion, of such trades in sufficient detail for Pershing to be able to report and transfer any trade executed by Broker on behalf of a Prime Brokerage Account to the relevant Prime Broker. Broker understands and agrees that if Prime Broker shall disaffirm or "dk" any trade executed by Broker on behalf of a Prime Brokerage Account; Broker shall open an account for such Prime Brokerage Account in its range of accounts and shall transfer or deliver the trade to such account at the risk and expense of Broker to the same extent as for any account introduced by Broker pursuant to this Agreement. Broker understands and agrees that all Prime Brokerage Accounts shall be conducted in accordance with the requirements of the No-Action Letter and any relevant agreement between Broker and a Prime Brokerage Customer or between Pershing and relevant Prime Broker. Broker further agrees to supply Pershing with such documents, papers and things, which from time to time are reasonably required by Pershing to carry out the intention of this Paragraph. Broker agrees that it shall know its customer, obtain appropriate documentation, including new account form, conduct its own credit check and determine the availability of shares as required for processing of any short sales. Broker shall maintain facilities to clear any disaffirmed trades.

     13.5 Protection of Intellectual Property. Broker shall use all reasonable efforts to preserve and protect Pershing's and its affiliates' patent, trade secret, copyright and other proprietary rights in Pershing's or its affiliates' products, services, trademarks and tradenames, at least to the same extent used by Broker to preserve and protect its own proprietary data or information and to notify Pershing of any action by any third party known by Broker to constitute an infringement of Pershing's or any of its affiliates' proprietary rights and to cooperate with Pershing in protecting such rights. Without limiting the foregoing, and subject to the permission required by Paragraph 21 hereof, Broker shall note Pershing's or its affiliates' patent, trade secret, copyrights, trademarks and trade names when Broker makes reference to or distributes products or services provided by Pershing or its affiliates, as applicable.

     14. OTHER OBLIGATIONS AND RESPONSIBILITIES OF PERSHING

     14.1 Use of Third-Party Services. Subject to Paragraph 16 hereof Pershing may, at its reasonable option, and consistent with common industry practice, retain one or more independent data processing or other service bureaus to perform functions (including, but not necessarily limited to, pricing services or proxy mailing services) assigned to Pershing under this Agreement.

     14.2 Tax Withholding. Broker hereby agrees to take necessary measures to comply with the income tax withholding requirements of Section 3406 and Sections 1441 through 1446 (the nonresident alien withholding requirements) of the Internal Revenue Code of 1986, as amended ("IRC") with respect to its customer accounts. Broker agrees to furnish to Pershing any tax information, e.g. taxpayer identification numbers and certifications provided by the customer on IRS Forms W-8, W-8BEN, W-BIMY, W8EXF, W-8ECI, W-9, or any acceptable substitute) in its possession relating to each customer account transferred to Pershing and to each future customer account opened. Broker acknowledges that Pershing will rely on such information for purposes of determining Pershing's obligation to withhold federal income tax pursuant to Sections 1441 through 1446 and 3406 of the Internal Revenue code. Broker hereby authorizes Pershing to employ any procedures permitted under applicable law or regulation to achieve compliance with its withholding obligations under federal income tax law.

     14.3 Retirement Account Distributions. For retirement accounts for which Pershing makes designated distributions pursuant to Section 3405 of the IRC or any successor provision thereto, Broker shall (I) obtain customer authorization to execute Form W-4P (or an acceptable substitute) on behalf of such customer, and (2) electronically provide such Form W-4P or a copy thereof to Pershing.

     15. ORDER AUDIT TRAIL SYSTEM (OATS)

     Pursuant to NASD Rules 6950 through 6957 (Order Audit Trail System ("OATS") Rules) and the OATS Reporting Technical Specifications, it is hereby agreed between Broker and Pershing that Pershing shall synchronize Pershing system clocks in accordance with the National Institute of Standards and Technology clock and periodically monitor such clocks for performance within any deviation time frame tolerance level permitted by the OATS Rules.

     Unless otherwise directed in writing by Broker, Pershing will record and transmit to the NASD, on Broker's behalf, all order information that is required to be recorded pursuant to the OATS Rules and the OATS Technical Specifications (including any modifications thereto) (the "Order Information") for orders entered on or linked to Pershing's proprietary electronic order entry systems (including Trade Order Processing System, BrokerView Order Entry, BrokerView Direct Order, NetExchange Pr0TM, NetExchange ClientTM, Telexchange Pr0TM, and Telexchange ClientlM, ParadigmTM and any other electronic order entry system as Pershing may develop and implement from time to time) (collectively "the Front-End Products") and routed to a market using Pershing's routing routine. Pershing will also record and transmit to the NASD information that is received via the Products by Pershing in connection with modification or cancellation of any Order Information previously entered into the system.

     Unless specifically agreed to in writing, Pershing will not capture information or transmit Order Information for orders that are not entered on the Front-End Products or called in for execution or where Pershing does not determine the order routing routine.

     For trades not entered on Front-End Products, Broker is responsible for providing information necessary for Pershing to report on Broker's behalf. Broker agrees that Pershing may pass any out-of-pocket costs, associated with development and/or maintenance of this system on to Broker.

     Broker acknowledges and agrees that Pershing shall not be responsible for any Order Information that is not received by Pershing.

     Notwithstanding the foregoing, nothing contained herein shall relieve Broker of its reporting obligations under paragraph (c)(3) of OATS Rule 6955.

     16. LIABILITY OF PERSHING

     16.1 DISCLAIMER OF WARRANTIES. BROKER EXPRESSLY AGREES THAT BROKER'S USE OF PERSHING'S SERVICES, INCLUDING THE SYSTEMS AS DEFINED BY PARAGRAPH 28.1 AND SOFTWARE PRODUCTS AS DEFINED HEREIN, IS AT BROKER'S SOLE RISK. NEITHER PERSHING NOR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS, AFFILIATES, INFORMATION PROVIDERS, LICENSORS, OR OTHER SUPPLIERS PROVIDING DATA, INFORMATION, SERVICES OR SOFTWARE, INCLUDING BUT NOT LIMITED TO THE NYSE, WARRANTS THAT THE SERVICES WILL BE UNINTERRUPTED OR ERROR FREE; NOR DO ANY OF THEM MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SERVICES OR AS TO THE TIMELINESS, SEQUENCE, ACCURACY, COMPLETENESS, RELIABILITY OR CONTENT OF ANY DATA, INFORMATION, SERVICES, OR TRANSACTIONS PROVIDED AND PERSHING SHALL NOT BE RESPONSIBLE FOR ANY LOSSES LIABILITIES OR DAMAGES CAUSED BY THE ACTS OR OMISSIONS OF THOSE THIRD PARTY AGENTS, CONTRACTORS, INFORMATION PROVIDERS OR OTHER SUPPLIERS BEYOND ANY AMOUNT WHICH PERSHING IS ABLE TO RECOVER PURSUANT TO ITS AGREEMENT WITH SUCH ENTITY. EXCEPT AS SPECIFICALLY SET FORTH IN THIS PARAGRAPH 16, PERSHING'S SERVICES ARE PROVIDED ON AN "AS IS," "AS AVAILABLE" BASIS, WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT, OTHER THAN THOSE WARRANTIES WHICH ARE IMPLIED BY AND INCAPABLE OF EXCLUSION, RESTRICTION OR MODIFICATION UNDER THE LAWS APPLICABLE TO THIS AGREEMENT.

     16.2 Pershing Indemnification. In addition to any other obligations it may possess under other provisions of this Agreement, Pershing shall indemnify, defend, and hold harmless Broker from and against all claims, demands, proceedings, suits, actions, liabilities, expenses, and reasonable attorney's fees, and costs in connection therewith arising out of any grossly negligent, reckless, dishonest, fraudulent, or criminal act or omission on the part of any of its officers or employees with respect to the services provided by Pershing under this Agreement.

     16.3 Damages. Pershing shall not be liable for special, indirect, incidental, consequential or punitive damages, whether such damages are incurred or experienced as a result of entering into or relying on this Agreement or otherwise, even if Pershing has been advised of the possibility of such damages. Broker and Pershing each agree not to assist any claim for punitive damages against the other. Broker acknowledges and agrees that the fees charged by Pershing reflect the allocation of risks including, but not limited to, the foregoing limitation of liability. A modification of the allocation of risks set forth in this Agreement would affect the fees charged by Pershing, and in consideration of such fees, Broker agrees to such allocation of risks.

     16.4 Pershing Right to Compete. Nothing in this Agreement shall be deemed to restrict in any way the right of Pershing or any affiliate of Pershing to compete with Broker in any or all aspects of Broker's business.

     17. LIABILITY OF BROKER

     17.1 Broker Indemnification. In addition to any other obligations it may possess under other provisions of this Agreement, Broker shall indemnify, and hold harmless Pershing, and any controlling person of Pershing, from and against all claims, demands, proceedings, suits, and actions and all liabilities, expenses, attorney's fees (including fees and costs incurred in enforcing Pershing's right to indemnification), and costs in connection therewith arising out of one or more of Broker's or any of its employee's negligent, dishonest, fraudulent, or criminal act, or omission or any of the following:

     17.1.1 Failure to Make Payment or Deliver Securities. A check received by Pershing from a customer shall not constitute payment until it has been paid and the proceeds are actually received and finally credited to Pershing (without any subsequent charge back) by its bank.

     17.1.2 Margin Calls. Failure of a customer to meet any initial margin call or any maintenance call, except that Pershing shall be responsible for the portion of any such loss or damage that Broker establishes was directly attributable to Pershing's failure to give notification to Broker as required in Paragraph 7.3.2 of this Agreement.

     17.1.3 Broker's Failure to Perform. Failure of Broker to perform any duty, obligation, or responsibility with respect to customer accounts as set forth in this Agreement. Broker's indemnification obligation under this subparagraph shall not be affected by the participation of Pershing or any person controlling it or controlled by it within the meaning of the Securities Exchange Act of 1934, as amended, in any transaction giving rise to such an obligation, unless such participation constitutes recklessness, fraud, or criminal conduct.

     17.1.4 Improper Conduct by Agents. Any negligent, dishonest, fraudulent, or criminal act or omission on the part of any of Broker's officers, directors, employees, or agents.

     17.1.5 Failure of a Customer to Perform Obligations. Any failure by any of Broker's customers to perform any commitment or obligation with respect to a transaction carried by Pershing under this Agreement, whether or not such failure was under the control of Broker.

     17.1.6 Customer Claims and Disputes. Any claim or dispute between Broker and a customer with respect to services provided under this Agreement, including, but not limited to, any claim or dispute concerning the validity of a customer order in the form the order was transmitted to Pershing by Broker and any claim arising in connection with Pershing's guarantee of any signature of any customer of Broker or at the request of Broker.

     17.1.7 Warranties. Any adverse claim with respect to any security delivered or cleared by Pershing, including a claim of a defect in title with respect to securities that are alleged to have been forged, counterfeited, raised or otherwise altered, or if they are alleged to have been lost or stolen. The parties agree that Pershing shall be deemed to be an intermediary between Broker and customer and shall be deemed to make no warranties other than as provided in
Section 8-3 06(3) of the Uniform Commercial Code.

     17.1.8 Default of Third-Party Broker. Any default by a third-party broker with whom the Broker deals on a principal or agency basis in a transaction either not executed by Pershing or not cleared by Pershing even if permitted by Pershing as provided herein.

     17.1.9 Check Signing. Any negligence, fraud, malfeasance, or error of any employee of Broker with respect to the use of the check signing authority granted under Paragraph 9.1.6 of this Agreement.

     17.1.10 Prior Self-Clearing Arrangements. Any guarantee, indemnification, or hold harmless agreement in connection with Broker's business or customers that Pershing may provide to the National Securities Clearing Corporation, the Depository Trust Company, or any other clearing, depository, or self-regulatory organization with respect to transactions self-cleared by Broker prior to transfer of such functions to Pershing.

     17.1.11 Breach of Warranty by Broker. Any breach by Broker of any representation or warranty made by it under this Agreement.

     17.1.12 Deposit of Checks to Customer Accounts. Any failure to exercise due diligence in reviewing checks received from customers to ensure that same are in proper form, or in the issuance of instructions to Pershing regarding the accounts into which checks are to be deposited.

     17.1.13 Assets Not Held in Brokerage Account. Any claim asserted against Pershing alleging the inaccuracy of any information appearing on Broker's customer brokerage account statements with respect to assets not held in the brokerage account, regardless of whether such information was provided by Broker, customer or a third-party.

     17.1.14 Infringement of Intellectual Property Rights. Any act or omission of Broker, its agents, employees or customers which infringes on any patent, trade secret, copyright, trademark, or other intellectual property right of Pershing or any violation of the terms set forth in paragraph 27 hereof.

     17.1.15 Misuse of Passwords and Unauthorized Access. The misuse, loss or unauthorized access to the Systems and Software Products using the Identification Devices (as that term is defined in Section 28.4 of this Agreement) provided to Broker or its customers.

     17.2 Injunctive Relief. In the event of a breach or threatened breach of any of the provisions of this Agreement by Broker or any employee or representative of Broker, Broker acknowledges that Pershing shall be entitled to seek preliminary and permanent injunctive relief to enforce the provisions hereof. In addition, Broker acknowledges that a breach of the terms regarding confidentiality of information and ownership of Pershing's intellectual property would cause irreparable and incalculable damage to Pershing. Nothing herein shall preclude the parties from pursuing any action or other remedy for any breach or threatened breach of this Agreement, all of which shall be cumulative.

     18. FEES AND SETTLEMENTS FOR SECURITIES TRANSACTIONS

     18.1 Commissions. Pershing shall charge each of Broker's customers the commission, markup, and any other charge or expense that Broker instructs it to charge for each transaction. If instructions are not received with respect to a transaction in the time period required by Pershing to implement those instructions, Pershing shall charge the customer the commission, markup, or other charge or expense prescribed in the basic commission schedule delivered to Pershing by Broker. This basic schedule may be amended from time to time by Broker by written instructions delivered to Pershing. Pershing shall only be required to implement such amendments to the basic schedule to the extent such amendments are within the usual capabilities of Pershing's data processing and operations systems and only within such reasonable time limitations as Pershing may deem necessary to avoid disruption of its normal operating capabilities.

     18.2 Miscellaneous Charges. Broker agrees to pay Pershing the fees and charges described in Schedule A hereto. Notwithstanding the foregoing, Broker may instruct Pershing to pass through such fees to Broker's customers.

     18.3 Fees for Clearing Services. As compensation for services provided pursuant to this Agreement, Pershing shall deduct from the commissions, mark-up, mark-down, or fees charged Broker's customers the amounts set forth in the fully-disclosed pricing schedule attached hereto as Schedule A.

     19. DEPOSIT ACCOUNT

     19.1 Establishment of Deposit Account. To further assure Broker's performance of its obligations under this Agreement, including but not limited to its indemnification obligations under Paragraph 17, Broker shall, on or before the execution of this Agreement, establish an account at Pershing to be designated as the Broker's Deposit Account (the "Deposit Account"). The Deposit Account shall not represent an ownership interest by Broker in Pershing. The Deposit Account shall at all times contain cash, securities, or a combination of both, having a market value of at least the amount set forth in Schedule A. The securities placed in the Deposit Account shall consist only of direct obligations issued by or guaranteed as to principal and interest by the United States Government. In the event of a substantial change in the nature and extent of Broker's business operations, Pershing may require immediately that an additional amount be deposited in the Deposit Account. If such a deposit is not made in the amount specified, whether or not Broker agrees that the amount is justified under this subparagraph, Pershing may terminate this Agreement forthwith. The parties agree that Broker's deposit into the Deposit Account does not represent ownership interest in Pershing by Broker.

     19.2 Pershing's Right to Offset. If (i) Pershing shall have any claim against Broker or a customer of Broker which has not been resolved within five business days after Pershing presents such claim to Broker; or (ii) if Pershing shall suffer any loss or incur any expense for which it is entitled to be indemnified pursuant to this Agreement, and Broker shall fail to -make such indemnification within five business days after being requested to do so, Pershing may deduct the amount of such claim, loss, or expense from any account of Broker. Pershing may withdraw cash or securities (or both) having a market value equal to the amount of such claimed deficiency. If those funds are withdrawn from the Deposit Account, then Broker shall be obligated to make an immediate deposit in the Deposit Account of cash or securities sufficient to bring the Deposit Account back to a value of at least the amount required by Schedule A.

     19.3 Termination of Deposit Account. Upon termination of this Agreement, and transfer of all customer and proprietary accounts of Broker or as soon thereafter as practical, but in all cases within thirty (30) days of termination, Pershing shall pay and deliver to Broker, the funds and securities in the Deposit Account, less any amounts to which it is entitled under the preceding paragraph; provided, however, that Pershing may retain in the Deposit Account such amount for such period as it deems appropriate for its protection from any claim or proceeding of any type, then pending or threatened, until the final determination of such claim or proceeding is made. If a threatened claim or proceeding is not resolved or if a legal action or proceeding is not instituted within a reasonable time after the termination of this Agreement, any amount retained with respect to such claim, proceeding, or action shall be paid or delivered to Broker.

     20. PROPRIETARY ACCOUNTS OF INTRODUCING BROKERS AND DEALERS (PAIB)

     Pershing shall establish a separate reserve account for proprietary assets held by Broker so that Broker can treat these assets as allowable assets under SEC Rule 1 5c3- 1. Pershing agrees to perform the required computation on behalf of Broker in accordance with the following provisions, procedures, and interpretations set forth in the SEC's No-Action Letter regarding Proprietary Accounts of Introducing Brokers and Dealers (PAIB) dated November 3, 1998:

     20.1 Pershing will perform a separate computation for PAIB assets (PAIB reserve computation) of Broker in accordance with the customer reserve computation set forth in SEC Rule 15c3-3 (customer reserve formula) with the following modifications:

     A. Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula will not be included as a credit in the PAIB reserve computation;

     B. Note E(3) to Rule 15c3-3a, which reduces debit balances by one percent under the basic method and subparagraph (a)( 1 )(ii)(A) of Rule 1 5c3- 1, which reduces debit balances by three percent under the alternative method will not apply; and

     C. Neither Note E(I) to Rule 15c3-3a nor NYSE Interpretation /04 to Item 10 of Rule 15c3-3a regarding securities concentration charges is applicable to the PAIB reserve computation.

     20.2 PAIB reserve computation will include all the proprietary accounts of Broker. All PAIB assets will be kept separate and distinct from customer assets under the customer reserve computation set forth in SEC Rule l5c3-3.

     20.3 PAIB reserve computation will be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula.

     20.4 Pershing will establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of PAIB Customers" with a bank in conformity with the standards of Rule I 5c3-3(f) (PAIB Reserve Account). Cash and/or qualified securities as defined in the Rule will be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.

     20.5 If the PAIB reserve computation results in a deposit requirement, the requirement can be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula cannot be satisfied with excess debits from the PAIB reserve computation.

     20.6 Within two business days of entering into this Agreement, Broker must notify its designated examining authority (DEA) in writing that it has entered into a PAIB agreement with its clearing broker-dealer.

     20.7 Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, Pershing will immediately notify its DEA and the SEC. Unless a corrective plan is found to be acceptable by the SEC and the DEA, Pershing will provide written notification within five business days of the date of discovery to Broker that PAIB assets held by Pershing will not be deemed allowable assets for net capital purposes.

     20.8 To the extent applicable, commissions receivable and other receivables of Broker from Pershing (excluding clearing deposits) that are otherwise allowable assets under the net capital rule are not to be included in the PAIB reserve computation, provided the amounts have been clearly identified as receivables on the books and records of the Broker and as payables on the books of Pershing.

     21. COMMUNICATION

     21.1 Notice to Customers. Pershing shall, upon the opening of an account pursuant to paragraph 5 of this Agreement, mail to each customer a copy of the notice to customers required by NYSE Rule 3 82(c).

     21.2 Customer Complaint Reporting and Customer Notification. Broker authorizes and instructs Pershing to forward promptly any written customer complaint received by Pershing regarding Broker and/or its associated persons relating to functions and responsibilities allocated to Broker under this Agreement to a) Broker and b) Broker's designated examining authority ("DEA") designated under Section 17 of the Securities and Exchange Act of 1933 -or, if none, to Broker's appropriate regulatory agency or authority. Further, Broker authorizes Pershing to notify the customer, in-writing, that Pershing has received the complaint, and the complaint has been forwarded to Broker's DEA (or, if none, to the appropriate regulatory agency).

     21.3 Restriction on Advertising. Neither Pershing nor Broker shall utilize the name of the other in any way without the other's prior written consent except to disclose the relationship between the parties. Neither party shall employ the other's name in such a manner as to create the impression that the relationship between them is anything other than that of clearing broker and introducing broker, Broker shall not hold itself out as an agent of Pershing or as a subsidiary or company controlled directly or indirectly by or affiliated with Pershing except as provided in this paragraph.

     21.4 Linking Between Sites. Without express written authorization, neither party may provide or allow an electronic hyperlink directly from its service or site on the Internet or another site over which that party has control to the service or site on the Internet of the other party.

     22. TERMINATION OF AGREEMENT

     This Agreement shall continue until terminated as hereinafter provided:

     22.1 Termination Upon 90-Day Notice. This Agreement may be terminated by either party without cause upon ninety days prior notice. If either party terminates the Agreement pursuant to this subparagraph, Pershing shall have the right to impose reasonable limitations upon Broker's activities during the period between the giving of Notice and the transfer of Broker's accounts.

     22.2 Default. If either party defaults in the performance of its obligations under this Agreement, or otherwise violates the provisions of this Agreement, the non-defaulting party may terminate this Agreement by delivering Notice to the defaulting party (i) specifying the nature of the default; and
(ii) notifying the defaulting party that unless the default is cured within a period of ten days from receipt of the Notice, this Agreement will be terminated without further proceedings by the non-defaulting party.

     22.3 Disability. This Agreement may be terminated by Pershing or Broker immediately in the event that the other party is enjoined, disabled, suspended, prohibited, or otherwise -becomes unable to engage in the securities business or any part of it by operation of law or as a result of any administrative or judicial proceeding or action by the SEC, any state securities law administrator, or any regulatory or self-regulatory organization having jurisdiction over such party.

     22.4 Conversion of Accounts. In the event that this Agreement is terminated for any reason, Broker shall arrange for the conversion of Broker's and its customer accounts to another clearing broker or to Broker if it becomes self-clearing. Broker shall give Pershing Notice (the "Conversion Notice") of:
(i) the name of the broker that will assume responsibility for clearing services for Customers and Broker; (ii) the date on which such broker will commence providing such services; (iii) Broker's undertaking, in form and substance satisfactory to Pershing, that -Broker's agreement with such clearing broker provides that such clearing broker will accept on conversion all Broker and customer accounts then maintained by Pershing; and (iv) the name of an individual or individuals within new clearing broker's organization whom Pershing may contact to coordinate the conversion. The Conversion Notice shall accompany Broker's notice of termination given pursuant to this paragraph. If Broker fails to give Conversion Notice to Pershing, Pershing may notify Broker's customers as Pershing deems appropriate of the termination of this Agreement and may make such arrangements as Pershing deems appropriate for transfer or delivery of customer and Broker accounts. The expense of notifying those customers and making such arrangements shall be charged to Broker.

     22.5 Survival. Termination of this Agreement in any manner shall not release Broker or Pershing from any liability or responsibility with respect to any representation or warranty or transaction effected on the books of Pershing.

     22.6 Termination Fee. If Broker terminates this Agreement pursuant to Paragraph 22.1 above, or Pershing terminates this Agreement pursuant to Paragraph 22.2 or 22.3 within the period specified in Schedule A, Broker shall pay to Pershing a termination fee and will reimburse Pershing for Deconversion Expenses as stated in Schedule A.

     22.7 Termination under S.I.P.A. In the event that Broker is the subject of the issuance of a protective decree pursuant to the Securities Investor Protection Act of 1970 (15 USC 78aaa-l 11), Pershing's claim for payment of a termination fee under this Agreement shall be subordinate to claims of Broker's customers that have been approved by the Trustee appointed by the Securities Investor Protection Corporation pursuant to the issuance of such protective decree.

     23. CONFIDENTIAL NATURE OF DOCUMENTS AND OTHER INFORMATION

     Neither Pershing nor-Broker shall disclose the terms of this Agreement or information obtained as a result thereof or information regarding the identity of the other's customers to any outside party except to regulatory or self-regulatory organizations, pursuant to judicial process or as otherwise required by law or to authorized employees of the other. Any other publication or disclosure of the terms of this Agreement maybe made only with the prior written consent of the other party. Broker and Pershing shall each maintain the confidentiality of documents and information received from the other party pursuant to this Agreement.

     Broker acknowledges that the services Pershing provides hereunder involve Broker access to proprietary technology, trading and other systems, and that techniques, algorithms and processes contained in such systems constitute trade secrets and shall be safeguarded by Broker, and that Broker shall exercise reasonable care to protect Pershing's interest in such trade secrets. Broker agrees to make the proprietary nature of such systems known to those of its consultants, staff, agents or clients who may reasonably be expected to come into contact with such systems. Broker agrees that any breach of this confidentiality provision may result in its being liable for damages as provided by law.

     24. ACTION AGAINST CUSTOMERS BY PERSHING

     Pershing may, in its sole discretion and at its own expense and, upon written notice to Broker, institute and prosecute in its name any action or proceeding against any of Broker's customers in relation to any controversy or claim arising out of Pershing's transactions with Broker or with Broker's customers. Nothing contained in this Agreement shall be deemed either (a) to require Pershing to institute or prosecute such an action or proceeding; or (b) to impair or prejudice its right to do so, should it so elect, nor shall the institution or prosecution of any such action or proceeding relieve Broker of any liability or responsibility which Broker would otherwise have had under this Agreement. Broker assigns to Pershing its rights against its customer as necessary to effectuate the provisions of this paragraph.

     25. NOTICES

     Any Notice required or permitted to be given under this Agreement shall be sufficient only if it is in writing and sent by hand or by certified mail, return receipt -requested, to the patties at the following address:

                  Broker:
                           --------------------------
                           --------------------------
                           --------------------------

                  Pershing:

                           Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation
                           One Pershing Plaza
                           Jersey City, NJ 07399
                           Attn:
                           cc: Legal Department

     26. ARBITRATION

     26.1 Arbitration Requirement. Any dispute between Broker and Pershing that cannot be settled shall be taken to arbitration as set forth in paragraph 26.3 below.

     26.2 ARBITRATION DISCLOSURE.

     26.2.1 ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

     26.2.2 THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     26.2.3 PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     26.2.4 THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S -RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     26.2.5 THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     26.3 ARBITRATION AGREEMENT.

     ANY CONTROVERSY BETWEEN US ARISING OUT OF YOUR BUSINESS OR THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC., OR NASD REGULATION INC., AND IN ACCORDANCE WITH THE RULES OBTAINING OF THE SELECTED ORGANIZATION AND SHALL BE CONDUCTED AS A BROKER TO BROKER OR MEMBER VS MEMBER DISPUTE. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE, THEREIN ELECTING THE ARBITRATION TRIBUNAL. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION AND WHO IS A MEMBER OF A PUTATIVE CLASS AND WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION
UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; (ii) THE CLASS IS DECERTIFIED; OR
(iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

     27. GENERAL PROVISIONS

     27.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Broker and Pershing. No assignment of this Agreement or any rights, including those to indemnification hereunder by Broker shall be effective unless Pershing's written consent shall be first obtained.

     27.2 Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, the validity or enforceability of the remaining provisions and conditions shall not be affected thereby.

     27.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single agreement.

     27.4 Entire Agreement Amendments and Duties Not Specifically Enumerated Herein. This Agreement represents the entire agreement between the parties with respect to the subject matter contained herein and all prior discussions, agreements, and promises, written or oral, are merged herein. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties. Pershing shall not be responsible or liable for failure to perform any duties not specifically enumerated herein.

     27.5 Captions. Captions herein are for convenience only and are not of substantive effect.

     27.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws or principles thereof. This Agreement shall not be governed by the United Nations Convention on the International Sale of Goods.

     27.7 Citations. Any reference to the rules or regulations of the SEC, NASD, the NYSE, or any other regulatory or self-regulatory organization are current citations. Any changes in the citations (whether or not there are any changes in the text of such rules or regulations) shall be automatically incorporated herein.

     27.8 Construction of Agreement. Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between Pershing and Broker or between Broker and other brokers for whom Pershing may perform the same or similar services.

     27.9 Third-Parties. This Agreement is between the parties hereto and is not intended to confer any benefits on third-parties including, but not limited to, customers of Broker.

     27.10 Non-Exclusivity of Remedies. The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by a party to this Agreement to exercise any right, power, remedy, or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy, or privilege. No single, partial, or other exercise of any such right, power, remedy, or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy, or privilege.

     27.11 SEC Release 34-31511 Provision. Pursuant to the interpretation of Introducing Accounts on a Fully-Disclosed Basis contained in SEC Release 34-3 1511, it is hereby agreed between Broker and Pershing that, insofar as the "financial responsibility rules" of the SEC and Securities Investor Protection Act only are applicable, the accounts Broker introduces to Pershing on a fully-disclosed basis shall be considered to be accounts of Pershing and not Broker's accounts. Nothing in this paragraph will otherwise change or affect the provisions of this Agreement which provide that the customer account remains Broker's customer account for all other purposes, including but not limited to, supervision, suitability and indemnification.

     27.12 United States Postal Service Documents. Broker hereby appoints Pershing as its attorney-in-fact for the purpose of executing such documents as are necessary to allow Broker and its customers to participate in the FASTforward program of the United States Postal Service. This may include, but not be limited to Pershing's execution, on an annual basis, on Broker's behalf, of the FASTforward Processing Acknowledgment Form.

     27.13 Provision of Reports and Exception Reports. On or before the effective date of this Agreement, Pershing shall provide to Broker, Pursuant to NYSE Rule 3 82(e), a list of all reports (e.g. exception-type reports) it offers to Broker. Broker shall promptly notify Pershing, in writing, of those specific reports it elects to receive. Pershing and Broker each represent that their obligations relative to exception reports, pursuant to NYSE Rule 382(e) have been completed. (NYSE Information Memo 99-33)

     28. OWNERSHIP AND LICENSES

     28.1 License to Use Systems. In order to effectuate the terms of this Agreement and to allow each party to perform its duties hereunder, Pershing hereby grants to Broker a nonexclusive, non-transferable, non-assignable limited license for the term of this Agreement to access and use the various account information, trading and order entry systems to which Pershing specifically provides access whether pursuant to the schedules attached hereto or -otherwise ("the Systems"). Said license shall be limited to the use of the most recently updated version of Systems in accordance with the written manuals and procedures provided by Pershing in effect from time to time. Broker shall not, directly or indirectly, modify the features or functionality of, copy or create derivative works using all or any portion, of, peel -semiconductor components, decompile, or otherwise reverse engineer or attempt to reverse engineer or derive source code from the Systems or permit or encourage any third-party to do so.

     28.2 License to Software Products. Subject to receipt by Pershing of the fees set forth in the pricing schedules attached hereto and approval by Pershing of any customized version created by Broker, Pershing may provide or arrange for the provision of software and other associated and non-associated services, features of which may enable Broker's customers or its representatives to contact Broker and transact business through Broker via various media, including a site or pages of a site located on the World Wide Web and reached through an Internet address, which shall be unique to Broker (but which shall not be required to be a domain name unique to Broker) (the "Software Products"). To the-extent required, Pershing hereby grants to Broker a non-exclusive, non-transferable, non-assignable limited license for the term of this Agreement to access and use the Software Products solely for the purposes for which they were created and provided to Broker: to enable its customers and representatives
(a) to communicate with Broker; and (b) access financial information and transact business with Broker through the various media. Said license shall be limited to the use of the most recently updated version of the Software Products in accordance with the written manuals and procedures provided by Pershing in effect from time to time. Except as specifically permitted pursuant to the first sentence of this Paragraph 28.2, Broker shall not, directly or indirectly, modify the features or functionality of, copy or create derivative works using all or any portion-of, peel semiconductor components, decompile, or otherwise reverse engineer or attempt to reverse engineer or derive source code from the Software Products or permit or encourage any third-party to do so.

     28.3 Ownership of the Systems and Software Products. Nothing herein shall be construed to transfer to Broker any rights, title and/or interest in and to the Systems or to the Software Products, including without limitation, the intellectual property rights therein. The Systems and Software Products are considered the trade secrets of Pershing and its affiliates. As between Broker and Pershing, Pershing shall at all times be and remain the sole and exclusive owner of the Systems and Software Products, including any and all home page design(s), methodologies, techniques, software libraries, and know-how used by Pershing or incorporated into the Systems and Software Products, including all improvements, modifications, or enhancements thereto. Except with respect to intellectual property rights in trademarks and copyrights belonging to Broker, Pershing and its affiliates retains all rights, title, and interest in and to Systems and Software Products, including without limitation, all applicable copyrights (including without limitation, the exclusive right to reproduce, distribute copies of~ display and perform the copyrighted work and to prepare derivative works), copyright registrations, and applications, trademark rights (including without limitation, registrations and applications), patent rights, trade-names, mask-work rights, trade secrets, moral rights, authors' rights, and all renewal and extensions thereof~ regardless of whether any of such rights arise under the laws of the United States or any other state, country or jurisdiction. If at any time Broker proposes or makes modifications to its customized version of any System or Software Product ("Modification"), all right, title and interest in the Modifications shall be deemed to be a work made for hire. To the extent that title to any such Modification may not vest in Pershing by operation of law, or such Modifications may not be considered works made for hire, all right, title, and interest to therein are hereby irrevocably assigned to Pershing. All such Modifications shall belong exclusively to Pershing, with Pershing having the right to obtain and to hold in its own name copyright registrations, patents, and such other intellectual property protection as may be appropriate to the subject matter, and any extensions and renewals thereof. Broker agrees to give Pershing and any person designated by Pershing reasonable assistance, at Pershing's expense, required to perfect the rights defined in this Section. Unless otherwise directed by Pershing, upon the termination of this Agreement, Broker shall immediately turn over to Pershing all Modifications, including, but not limited to, computer programs, working papers, descriptions, reports, and data. Nothing contained in this Paragraph
28.3 shall be construed as preventing Pershing from assigning any intellectual property right with respect to any Modification to any third-party. This Paragraph 28.3 shall survive any termination of this Agreement.

     28.4 Protection of the Systems and Software Products. Pershing shall, from time to time, provide Broker with passwords, codes, certificates, and other identification devices and security measures (the "Identification Devices") necessary to access and use the Systems and Software Products. Broker shall determine whether and which of its customers, employees, or agents shall have access to the Systems and Software Products. Broker shall be solely responsible for the assignment, distribution, and maintenance of all Identification Devices to ensure that access to the Systems and Software Products is granted only to those individuals who are authorized by Broker. Nothing in this paragraph shall affect or diminish Pershing's right, in its sole discretion, to refuse to provide any or all the Systems and Software Products to Broker, its agents or employees or any customers of Broker. Broker shall be responsible for and shall provide the same level of security as Broker applies to its own source code and trade secrets in the protection, maintenance, and distribution of those Identification Devices and codes within its organization and to its agents and customers, but in no case less than reasonable security. Any loss, theft, or discovery of any Identification Devices shall be reported to Pershing immediately and Broker shall be responsible for any unauthorized use, and for any loss resulting from unauthorized use, of any Identification Device prior to the time the loss, theft, or discovery of the Identification Device is reported to Pershing.

     28.5 Restricted Use of Data. Broker acknowledges that certain information available via the Systems and Software Products cannot be viewed by or otherwise distributed to an individual who is a member of any exchange or the NASD, or of any corporation of which an exchange owns a majority of the capital stock, or of a member firm or member corporation of any exchange or the NASD or of any corporation, firm or individual engaged in the business of dealing either as a broker or a principal in securities, bills of exchange, acceptances, or other forms of commercial paper (hereinafter "Professional User"). Broker acknowledges that Broker is solely responsible for ensuring that and represents and warrants that it will not use or permit any other Professional User to access or view the restricted information except in their capacity as public customers. In addition, certain information available through the Systems cannot be viewed by or otherwise distributed to Broker's customers. Broker acknowledges that Broker is solely responsible for ensuring that no such individual views the restricted information. Pershing's or its affiliates' mere creation and license of the Systems and Software Products to be used by Broker as tools for conducting its business does not diminish Broker's responsibility for compliance with all applicable rules as set forth in paragraph 6 of this Agreement.

     28.6 Options Price Reporting Authority Requirements. In providing the Systems and Software Products, Broker may allow access to information concerning options contracts to its customers or itself, which information has been licensed to Pershing. Broker hereby certifies that, for each customer to whom it instructs Pershing to provide access to information concerning options contracts, it has obtained a written agreement in which the customer agrees that he or she: (1) shall receive options information solely for such person's own use; (2) shall not retransmit or otherwise furnish options information to any other person; (3) shall acknowledge that options information is and shall remain the property of the respective exchange or other market on which a reported transaction took place or a reported quotation was entered; and (4) shall acknowledge that; (i) neither the Options Price Reporting Authority (OPRA), OPRA's processor, nor any OPRA Participant guarantees the timeliness, sequence, accuracy, or completeness of any options last sale price, quotation information, or other market information provided by OPRA; (ii) neither OPRA, OPRA's processor nor any OPRA Participant shall be liable in any way to such customer, broker or any other person for any loss, damages, cost, or expense which may arise from any failure of performance by OPRA, OPRA's processor, or any OPRA Participant, or from any delays, inaccuracies, errors in or omissions of, any Options Information, or in the transmission or delivery thereof, whether or not due to any negligent act or omission on the part of OPRA, OPRA's processor or any OPRA Participant; and (iii) in no event shall OPRA, OPRA's processor or any OPRA Participant be liable for any incidental, special, indirect, or consequential damages, including but not limited to, lost profits, trading losses, or damages resulting from inconvenience, or loss of use of the Service. Such written agreement shall -state that it is for the express benefit of OPRA, OPRA's processor, and each OPRA Participant. In addition, Broker, on its own behalf, acknowledges its understanding of OPRA's responsibilities under this Paragraph 28.6. In addition, Broker agrees that it shall maintain and preserve for at least three years sufficient records to identify the names and addresses of its customers to whom it is authorized to provide the Service, together with copies of all customer agreements and billing records. At the request of OPRA, Broker -agrees to permit representatives of OPRA to have access to such records, and to provide to OPRA any information that OPRA may reasonably request concerning its customers. Broker further acknowledges that its acknowledgments and agreements as stated above should are for the express benefit of OPRA, OPRA's processor, and each OPRA participant.

     28.7 Receipt of Information from Third-Parties and Reality Online Inc. In providing the Systems and Software Products, Broker may allow access to information to its customers or itself, which information has been licensed to Pershing by a third-party, including without limitation Reality Online Inc. Broker acknowledges that it has read and executed the agreement attached hereto as Exhibit A - Reuters Services - NetExchange ClientTM Agreement and thereby has the right to distribute the information provided by Reality Online Inc.

     IN WITNESS WHEREOF the parties have hereto affixed their hands and seals by their duly authorized officers on the day and date first above written.

     This Agreement contains a pre-dispute arbitration clause in Paragraph 26 beginning on page 20. Broker acknowledges receiving a copy of this Agreement.

BROKER:                            PERSHING/DIVISION OF DONALDSON,
                                   LUFKIN & JENRETTE SECURITIES
                                   CORPORATION


By:               /s/              By:               /s/
     ---------------------------        ----------------------------

Title:                             Title:
        ------------------------        ----------------------------

Any questions regarding the Reality Online Inc. agreement should be directed to:
Mr. Brian Burdick, Reality Online Inc., 1000 Madison Avenue, Norristown, PA 19406, (610) 650-8600 ext. 8202



                                    EXHIBIT A

               REUTERS SERVICES - NETEXCHANGE CLIENT(TM) AGREEMENT


     REUTERS SERVICES - CLIENT AGREEMENT, dated __________ between Reality Online Inc. a REUTERS Company ("Reality") with its principal office at 1000 Madison Avenue, Norristown, PA 19403 and _____________ ("Client") with its principal offices at _________________ (Client Address).

     WHEREAS, Client wishes to distribute the Reuters Services via a NetExchange(TM) Site to Visitors and Users, as defined herein.

     NOW, THEREFORE, in consideration of the promises set forth below and the mutual agreements contained herein and for good and valuable consideration, the parties, intending to be legally bound, agree as follows:

     1. Definitions

     1.1 Content shall mean the text, information, data, images (still and moving), and sound recordings included in the Reuters Services.

     1.2 Distributor shall mean PC Financial Network, a service of Donaldson, Lufkin & Jenrette Securities Corporation, with its principal office at One Pershing Plaza, Jersey City, New Jersey 07399.

     1.3 NetExchange(TM) Site shall mean a World Wide Web site developed, operated, and hosted by Distributor on behalf of Client, which site shall have an area generally accessible to any person accessing the site (the "Public Area") and an area available only to registered holders of an account with such brokerage firm (the "Account Holder Area").

     1.4 Reuters Services shall mean the Reuters North American Securities News content delivered by Distributor via the NetExchange(TM) Site.

     1.5 User shall mean a registered holder of an account with Client, acting in a non-professional status who accesses the Account Holder Area of a NetExchange(TM) Site.

     1.6 Visitor shall mean a non-registered individual, acting in a non-professional status, who accesses the Public Area of a NetExchange(TM) Site.

     2. Terms

     2.1 Client shall ensure that all Visitors and Users agree not to copy all or part of any of the Content except for purposes of downloading and/or printing for the Visitors/Users own personal use.

     2.2 Client shall ensure that all Visitors and Users agree not to distribute, disseminate or republish all or part of any of the Content in any hard copy or electronic form, including print, on-line services, CD-ROM, DVD and facsimile, or in any other form.

     2.3 Client and its Visitors and Users acknowledge that Reuters will not be liable for any damages (including special or consequential damages) of any kind resulting in any way from (a) the use of the Content, or (b) failures, delays or interruptions in the delivery of the Content or in the availability of all or any portion thereof.

     2.4 Client and its Visitors and Users acknowledge that Reuters does not warrant the accuracy, completeness, currentness, merchantability or fitness for a particular purpose of the Content.

     2.5 Client and its Visitors and Users acknowledge that Reuters owns all rights (including copyright), title and interest in the Content.

     2.6 Client will be considered to have met its obligations hereunder by providing the following text on all NetExchange(TM) Site pages which contain
Content: Copyright Reuters, Ltd. Use is subject to the terms and conditions of User Agreement, where the words User Agreement are a hyper-text link which accesses a page containing the User Agreement (attached as Exhibit 1).


REALITY ONLINE, INC.                      AMERICAN PORTFOLIOS FINANCIAL
                                          SERVICES, INC.

By:                                       By:
     -------------------------------          ---------------------------------
Name:                                     Name:
       -----------------------------          ---------------------------------
Title:                                    Title:
        ----------------------------          ---------------------------------



                                    EXHIBIT 1

                                 USER AGREEMENT


     BY ACCESSING, DOWNLOADING, VIEWING, OR USING ANY DATA FROM REUTERS YOU AGREE TO THE TERMS OF THIS AGREEMENT WITH REUTERS, LTD. ("REUTERS"). CONTINUED ACCEPTANCE OF AND COMPLIANCE WITH THE TERMS OF THIS AGREEMENT ARE A CONDITION OF YOUR RIGHT TO ACCESS OR USE THE DATA. ACCESSING OR USING THE DATA AFFIRMS YOUR ACCEPTANCE OF THIS AGREEMENT AND ITS TERMS. IF YOU DO NOT DESIRE TO ACCEPT THE TERMS OF THIS AGREEMENT, DO NOT ACCESS OR USE THE DATA AND EXIT NOW.

     Data License. In consideration of access to the Data, Reuters grants you a non-exclusive, non-transferable and limited license to use the Data for your own internal business or personal use for a period of thirty (30) days, subject to all terms and conditions provided herein.

     Proprietary Rights. You agree that all rights, title, and interest (including all copyrights, trademarks, service marks and other intellectual property rights) in and to the Data, belong exclusively to Reuters.

     Disclaimer. The Data is provided "as is" and without warranty of any kind. Reuters does not warrant, guarantee, or make any representations concerning the Data, including accuracy, reliability, completeness, currentness, functionality, or otherwise. Reuters does not make any warranties, express or implied, including, without limitation, any implied warranties of merchantability and/or fitness for a particular purpose, with respect to the Data. Reuters does not warrant the Date to be free of any error or defect.

You:

     (1) assume the entire risk as to the suitability, use, results of use, performance, accuracy, completeness, currentness and performance of the Data;

     (2) waive any claim of detrimental reliance upon the Data; and

     (3) agree to independently verify, through other sources, the accuracy, completeness, and currentness of the Data.

     Limited Liability. Reuters entire liability, and your sole and exclusive remedy, as to any defective Data shall be retransmission of the Data or defective portion thereof. Reuters shall not be liable for any direct, indirect, consequential, or incidental damages (including damages for loss of business profits, business interruption, loss of business information and the like) arising out of your use of inability to use the Data, even if advised of the possibility of such damages.

     Termination. This agreement shall remain in effect for thirty (30) days, unless sooner terminated by Reuters. This agreement may be terminated at any time by Reuters and shall automatically be terminated in the event you fail to comply with any terms of this Agreement. The Proprietary Rights, Disclaimer, and Limited Liability provisions shall survive any termination of this Agreement.

     Injunctive Relief. You agree that legal remedies alone provide inadequate protection of the Data and intellectual property rights embodied therein and, that in addition to other relief, Reuters may seek temporary or permanent injunctions to enforce their respective rights. You hereby waive the requirement of any bond in the event Reuters seeks injunctive relief.

     Severability. Any provision hereof found by a tribunal of competent jurisdiction to be illegal or unenforceable shall be automatically conformed to the minimum requirements of law and all other provisions shall remain in full force and effect. Waiver of any provision hereof, in one instance, shall not preclude enforcement on future occasions. Headings and subheadings are for purposes of reference and convenience and have no substantive effect.

     Entire Agreement. This Agreement: (1) constitutes the complete and exclusive agreement among the parties with respect to the Data; and (2) supersedes all other communications, representations, statements, and understandings, whether oral or written, among the parties concerning its subject matter.



                                                                     Schedule A
                        FULLY DISCLOSED PRICING PROPOSAL
                  AMERICAN PORTFOLIOS FINANCIAL SERVICES, INC.
                                October 22, 2002

**[Confidential treatment requested for a portion of this Schedule relating to fees and charges.]**

I.  Execution Services:
------------------------------------------------------

Listed Equities (NYSE & AMEX)
  Automated Market Orders < 2099 Shares
  All Other Market Orders > 2099 Shares
  Limit Orders
Listed Equities (Regional Exchanges):
  Market Orders < 5099 Shares
  All Other Orders
Pershing Preferred List of Specialist Stocks
OTC Equities
Options
  Equity and Index
  Debt and Currency
Listed Corporate Bonds

II.  Clearance Services Per Transaction:
------------------------------------------------------

                                                                                            Principal Trading
                                                           Agency               Customer                 Dealer
                                                           -----------------    ---------------------    ------------------
Listed Equities
OTC Equities
Options
Corporate Bonds
Municipal Bonds
Treasury Bonds
Government Agency Bonds
Money Market Instruments (BA's, CD's, CP)
Precious Metals
Mortgage Backed When Issued
Unit Investment Trusts
           Unit Investment Trusts - Redemptions
Loan Mutual Funds:
           FundServ
           Non FundServ
           Redemptions and NAV Purchases:
           In Account
           Physical
No Load Mutual Funds
Dollar Cost Averaging and Systematic
  Withdrawals Using the SRS System

Option Exercise and Assignment Transactions:
Currency Options           $_________ Per Notification  **[Confidential treatment requested for a portion of this Schedule.]**
Other Options              $_________ Per Notification  **[Confidential treatment requested for a portion of this Schedule.]**

There will be a minimum activity fee of $________ per quarter, based upon the above transaction charges. **[Confidential treatment requested for a portion of this Schedule.]**

(1) **[Confidential treatment requested for a portion of this Schedule.]**

**[Confidential treatment requested for a portion of this Schedule relating to fees and charges.]**

I.  Rebillable Fees:
---------------------------------------------------------------------------

All Exchange, MSRB, Option, and OCC Transaction fee, and any other regulatory fees that may be applicable.
Margin Extensions*
Returned Checks*
  ACH Returned Checks
  Resource Checking Returned Checks
  Resource Checking Stop Payment
Retail Customer Confirmation Charge*
Reorganization Activities - Voluntary*
Custody Fee* (2)
Transfers*
  Legal/GNMA Transfers
  Register & Ship
  Outgoing Account Transfers
DK Items
Foreign Receive and Deliver Fees*:
  Euro Clear
  All Other Foreign Securities
Customer Name Safekeeping*
Foreign Securities Safekeeping*
Precious Metal Storage Fee
Wired Funds
Mutual Fund & SRS Exchanges** (Includes Confirm Fee)
Fixed Income Certificate Costs
Fractional Share Equity Dividend Reinvestment (3)

* **[Confidential treatment requested for a portion of this Schedule.]** **
**[Confidential treatment requested for a portion of this Schedule.]**

(2) **[Confidential treatment requested for a portion of this Schedule.]**

(3) **[Confidential treatment requested for a portion of this Schedule.]**


Excess SIPC  Coverage:
Securities held in custody by Pershing for your account are protected up to the total amount held in the account. Of this total, Securities Investor Protection
Corporation (SIPC) provides $500,000 of coverage, including $100,000 for claims for cash awaiting reinvestment. Pershing has arranged for the additional protection, for **[Confidential treatment requested for a portion of this Schedule.]**. The account protection applies when a SIPC member firm fails financially and is unable to meet obligations to securities clients, but it does not protect against losses from the rise and fall in the market value of investments. This additional protection may change at any time upon notification to you.

IV.  Interest
Cash Due Interest:
Interest on all cash account delinquencies in customer accounts will be charged directly to your firm at **[Confidential treatment requested for a portion of this Schedule.]**

Margin Debit Interest Schedule:
Interest will be charged to customers on margin debt balances at **[Confidential treatment requested for a portion of this Schedule.]**

Net Debit Balance                 Standard Surcharge Over PBLR
----------------------------      ---------------------------------------------

**[Confidential treatment requested for a portion of this Schedule.]**


Margin Debit Interest Participation:
**[Confidential treatment requested for a portion of this Schedule.]**

Credit Interest Schedule and Participation:
Customer accounts not electing a sweep option will be credited interest
(Pershing Money Market Rate) when they maintain a minimum daily balance of $______ **[Confidential treatment requested for a portion of this Schedule.]** or more for more than three consecutive days. **[Confidential treatment requested for a portion of this Schedule.]** The rebate will be based on the following scale:


  Average Free Credit Balances
           (Millions)                     Basis Points (Annual)               Annualized Rebate
----------------------------------   --------------------------------    -----------------------------

**[Confidential treatment requested for a portion of this Schedule.]**

Alternatively, you may elect not to credit your customer accounts with free credit interest. In this case, Pershing will rebate _____% **[Confidential treatment requested for a portion of this Schedule.]** of the prevailing free credit interest to your firm. You may elect this option at the individual customer level.


Short Interest Rebate Program:
Pershing will credit your firm or customers short interest rebates at ______%
**[Confidential treatment requested for a portion of this Schedule.]** of the Fed Funds rate on the market value of the shorts. The following guidelines apply to this program:

**[Confidential treatment requested for a portion of this Schedule.]**


Firm Account Interest:
If your inventory is acceptable collateral to our banks, we will charge your firm **[Confidential treatment requested for a portion of this Schedule.]**. If our bank does not accept your inventory as collateral, we reserve the right to charge a higher interest rate for inventory financing. On credit balances in your firm accounts, **[Confidential treatment requested for a portion of this Schedule.]**

Deposit Account:
Pershing will require a clearing deposit upon which you will receive interest at the ________________ rate **[Confidential treatment requested for a portion of this Schedule.]**, if such deposit is made in cash. If Pershing executes all trades, the minimum deposit is $_________________ **[Confidential treatment requested for a portion of this Schedule.]**. If Pershing authorizes you to execute away and "give up" our name for clearance only, the minimum deposit requirement is $__________ **[Confidential treatment requested for a portion of this Schedule.]**. Finally, firms engaging in market making activity, large volumes of activity, institutional sized trades, and transactions in foreign currencies may be subjected to higher capital and deposit requirements.

DK Interest On Trades:
DK interest on trades will be charged to your firm at the **[Confidential treatment requested for a portion of this Schedule.]**.

V.  Money Market Funds:
Pershing provides an automated sweep to ____________ **[Confidential treatment requested for a portion of this Schedule.]**, according to the following parameters:

**[Confidential treatment requested for a portion of this Schedule.]**

o        Check deposits
o        Settling sell trades
o        Dividends and interest
o        Other credits
o        Incoming wire funds




Pershing offers distribution assistance payments on the Alliance Retail Money
Market Funds as outlined below:

  Average Fund Balance (Millions)          Annual Distribution (Basis
                                                    Points)                        Annual Payment Rate
------------------------------------    ---------------------------------    ---------------------------------

**[Confidential treatment requested for a portion of this Schedule.]**



Alliance offers Institutional Money Market Funds; some may require a minimum investment of $1 million per account. Pershing can provide information on these funds and their distribution assistance payment schedule on request.

Proprietary Money Market Funds:
Pershing will develop and support an automated interface to your money market fund record keeper to facilitate a sweep to the proprietary money market fund(s) of your firm. Pershing will also provide a consolidated statement, including activity and positions within your proprietary money market fund(s). The cost of developing and maintaining the sweep and consolidated statement systems will be negotiated in advance by your firm and Pershing.

ProCash Plus Accounts:
Pershing will make its ProCash Plus Asset Management Account available to your customers. The annual fee structure is as follows:

**[Confidential treatment requested for a portion of this Schedule.]**

                  Gold Account
                  Gold Corporate Account

                  Platinum Account
                  Platinum Corporate Account

**[Confidential treatment requested for a portion of this Schedule.]**


Clarification of ProCash Plus Accounts:
**[Confidential treatment requested for a portion of this Schedule.]**

VI.  Retirement Accounts:
DLJSC is the custodian for self-directed retirement plans. The following fees apply:

**[Confidential treatment requested for a portion of this Schedule.]**

                                                                               Annual Custodial
                                                                                Maintenance Fee          Termination
                             Type of Account                                                                 Fee
---------------------------------------------------------------------------   --------------------    ------------------

Traditional IRA and IRS model SEP
Roth IRA and Education IRA
SARSEP, Simple IRA, Qualified Retirement Plans, and 403(b)(7) custodial accounts
Plans, and 403(b)(7) custodial accounts

A fee of $_____ will apply for conversions to a Roth IRA from a Traditional IRA.

Balances in retirement accounts will be swept to and from a 12b-1 money fund, the Pershing Government Account, and distribution assistance payments will be made to your firm as follow:

**[Confidential treatment requested for a portion of this Schedule.]**

      Average Balances (Millions)                   Annual Distribution                  Annual Payment Rates
                                                       (Basis Points)

**[Confidential treatment requested for a portion of this Schedule.]**

VII.  Special Products:
Investments in Limited Partnerships and Private Placements (including Retirement
Accounts) are subject to the following fees:

**[Confidential treatment requested for a portion of this Schedule.]**

Proprietary Retirement Account Program:
Pershing can develop and support a customized Retirement Account Fee program for your firm. The cost of developing and maintaining the customized Retirement
Account fee program will be negotiated in advance by your firm and Pershing.

VIII.  Portfolio Evaluation Service (PES):
The Portfolio Evaluation Service offers complete support for tax-lot accounting and performance measurement. The pricing and parameters for this optional service are noted below:

**[Confidential treatment requested for a portion of this Schedule.]**

         Base Package: (Does not include online performance measurements) Online system containing all inquiry screens and a link to monthly statements:

         Online Performance Package:  (In addition to the Base Package)
         --------------------------
         Online performance measurements

         Minimum:  **[Confidential treatment requested for a portion of this Schedule.]**
         -------

         Example of minimum: **[Confidential treatment requested for a portion of this Schedule.]**

IX.  Other Services:

"Blue Sheet" Requests:
On occasion certain regulatory agencies will request of Pershing information regarding your firm's or customers' positions or transactions. Such "Blue Sheet" requests will be billed to your firm at a rate of $_______ **[Confidential treatment requested for a portion of this Schedule.]**

Cashless Options Exercise Program:  (Optional)
Pershing can allow your firm to process the cashless exercise of employee stock options. Pershing handles much of the administrative work directly with the employer. The charge for this service is _______ **[Confidential treatment requested for a portion of this Schedule.]**.

Correspondent Investment Management Support (CIMS):  (Optional)
--------------------------------------------------
CIMS provides the administrative support (including Tax Lot Accounting,
Quarterly Performance Reporting, Customer Management Fee Billing, Daily
Balancing, etc.) for your firm's managed account program. Please note that a minimum CIMS revenue requirement may apply. A separate CIMS agreement and formal pricing schedule is also required and will be sent to you upon request. For your information, the standard administrative fee schedule associated with this service is as follows:

**[Confidential treatment requested for a portion of this Schedule.]**


Customer Billing System:  (Optional)
Pershing offers the ability for your firm to use Pershing's customer billing system which allows your firm to program its own asset-based fee schedule for registered investment advisory activity. The pricing for this optional service is as follows:

**[Confidential treatment requested for a portion of this Schedule.]**


Customized Systems/Requests/Reports:
Pershing has a proven track record of implementing customer-initiated systems and projects at no cost to its customers. However, Pershing reserves the right to charge your firm for customized reporting requests and system enhancement requests. Such charges will be agreed upon on a case by case basis and confirmed in writing in advance between your firm and Pershing.

Data Communications and Transmissions:
Your firm will be responsible for installation and maintenance fees related to data communications lines, modems, related equipment, and data transmissions.
Pershing attempts to lower your data communications lines by promoting data communications line sharing wherever possible.


Pershing Link:  (Optional)
Pershing will develop and support an automated interface to your existing proprietary and or vendor supplied front-end solution. Several standard interface options are available at a fixed cost (see table below). This fee may be higher for an interface requiring customized development functions. Cost estimates will be provided upon request and agreed upon prior to a start date.

**[Confidential treatment requested for a portion of this Schedule.]**

Application             Description                                                             One-Time Fee
-----------             -----------                                                             ------------
ADMS                    Administrative Wires
ASD                     Application Security Data
ASPS                    Subscription Products
ATOMS                   Equity and Option Order Entry
ATOMS                   Additions to Pre-Existing Connections
DVRE                    Dividend Re-investment Data
KUST                    Pershing Documentation Tracking
MFNL                    Mutual Fund Order Entry
PONA                    New Accounts, Adds, Deletes and Adjustments

E-Document Suite:  (Optional)

If the Investment Professional's hardcopy delivery is still requested, an electronic paper continuance fee will be imposed according to the following schedule:

**[Confidential treatment requested for a portion of this Schedule.]**


File Downloads:  (Optional)
Pershing offers over 60 standard files that can be sent electronically using a variety of file transmission protocols:

**[Confidential treatment requested for a portion of this Schedule.]**

Transmission Protocol                                        Initial Setup Fee              Monthly Maintenance
Network Data Model (NDM)
Network Job Entry (NJE)
File Transmission Protocol (FTP)
InfoDirect


Defined Contribution Plan - Self Directed Automated (SDA) Link: Pershing can provide a high volume automated link to transfer funds between the core defined contribution plan account and the SDA option. This service is available for __________ **[Confidential treatment requested for a portion of this Schedule.]**.

EasyPay Funds Transfer System:
Pershing makes available EasyPay, an automated funds transfer system. Your customers will be able to authorize payments to Pershing via touch tone telephone at no additional cost to them or to your firm.

Investment Research:
Pershing offers an action oriented Research Program with a solid record of performance. The program consists of a full line of hard copy research reports
(available with your firm's name or logo), a daily morning fax service, an electronic (on-line) research service, access to our Information Center, and direct access to our Research Analysis including conference calls and visits.
The program can be customized to meet your needs and the price of the program varies accordingly.

Mutual Funds Prospectus Mailing:  (Optional)
Pershing will facilitate mailing of prospectuses to your customers for mutual fund purchases at a charge of _______________ **[Confidential treatment requested for a portion of this Schedule.]**. A Mutual Fund Prospectus Mailing agreement is required and can be provided upon request.

Securities Information Center:
All securities received by Pershing are electronically submitted to SIC's lost and stolen security database. Since all introducing broker dealers have a regulatory requirement to participate in the SIC program, Pershing enables you to participate as an "Indirect Inquirer" at a reduced cost of _________
**[Confidential treatment requested for a portion of this Schedule.]**.

Special Statement Production:
Pershing normally prepares and mails customer statements for accounts that have any brokerage activity at some point during the statement period. Should your firm wish to have a statement sent for customers with assets, regardless of activity, there is a _____________ **[Confidential treatment requested for a portion of this Schedule.]** charge for this service.

Statement Inserts/Messaging:
Pershing will insert in your customer statements the Marketing/Product
Information of your choice at a cost of _____________ **[Confidential treatment requested for a portion of this Schedule.]**. Pershing enables your firm to place customized messages on customer statements at no cost.

Step In/Step Out Processing:
Pershing can process "step in/step out" equity trades on your firm's behalf.
These transactions are billed at **[Confidential treatment requested for a portion of this Schedule.]**

X.  Syndicates:
Whenever your firm participates in or manages a syndicate that is settled by Pershing, we will pass along to your firm costs incurred for depository fees and closing representation. When your firm acts as lead manager, clearance charges between the firm "syndicate" account and the "firm take down" account will be ________ **[Confidential treatment requested for a portion of this Schedule.]**.
The following additional charges may apply:

**[Confidential treatment requested for a portion of this Schedule.]**

XI.  Conversion or Establishment Costs:
Pershing ordinarily absorbs all of its internal costs related to the conversion or the establishment of a new client relationship. Your firm is responsible for costs relating to withdrawal from your current clearing firm or service bureau, etc. and/or your internal costs.

We expect to expend substantial resources in the conversion and/or establishment of your accounts. Accordingly, our initial agreement should contemplate a term of 3 years with a fee payable to Pershing for earlier termination as follows:

**[Confidential treatment requested for a portion of this Schedule.]**

                  Termination                                          Fee
                  -----------                                          ---
                  In Year 1
                  In Year 2
                  In Year 3
                  In Year 4 or Thereafter

Pershing also reserves the right to pass through to your firm any additional charges (i.e. inactive account fees, retirement account fees, etc.), or changes to existing charges, whether foreseen or unforeseen, that Pershing may incur as a result of changes in industry practices or through the course of normal business operations. Your firm will be notified of any of the aforementioned changes prior to their implementation.

XII.  Term of Proposal:
This pricing proposal is good for a period of 30 days from the date captioned above. Pershing reserves the right to modify this proposal thereafter.

AMERICAN PORTFOLIOS                         PERSHING DIVISION OF
FINANCIAL SERVICES, INC.                    DONALDSON, LUFKIN & JENRETTE


BY:/s/ Lon T. Dolber                        BY:      /s/      , Director
   -----------------------------               --------------------------------


DATE:    10/22/02                           DATE:      11/4/02
     ---------------------------                 --------------------
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